As filed with Securities and Exchange Commission on May 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Engility Holdings, Inc.

Delaware	45-3854852
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3750 Centerview Drive

Chantilly, Virginia 20151

(Address of Principal Executive Offices)(Zip Code)

Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan

(Full title of the plan)

Thomas O. Miiller

Senior Vice President, General Counsel and Corporate Secretary

3750 Centerview Drive

Chantilly, Virginia 20151

(703) 708-1400

(Name, address, and telephone number of agent for service)

Copies to:

Ryan D. Thomas

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.01 per share	1,471,094 shares	$23.97	$35,262,123.18	$4,809.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the common stock, par value $0.01 per share (the “Common Stock”) of Engility Holdings, Inc. (the “Registrant”) on the New York Stock Exchange on May 24, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,471,094 additional shares of Common Stock, issuable pursuant to the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan (the “Plan”). The Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-182720), as filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2012, is hereby incorporated herein by reference.

Item 8. Exhibits.

4.1	Certificate of Amendment of the Restated Certificate of Incorporation of Engility Holdings, Inc., dated July 16, 2012, as corrected by Certificate of Correction of the Certificate of Amendment of the Restated Certificate of Incorporation of Engility Holdings, Inc., dated July 19, 2012 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 20, 2012 (File No. 001-35487))

4.2	Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan (incorporated herein by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 28, 2013 (File No. 001-35487)).

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on this 31st day of May, 2013.

Engility Holdings, Inc.

By:	/s/ Thomas O. Miiller
Name: Thomas O. Miiller Title: Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas O. Miiller, Michael J. Alber and Jon Brooks, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Anthony Smeraglinolo Anthony Smeraglinolo	Director, President and Chief Executive Officer (Principal Executive Officer)	May 31, 2013

/s/ Michael J. Alber Michael J. Alber	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 31, 2013

/s/ Richard B. Harkey Richard B. Harkey	Vice President and Corporate Controller (Principal Accounting Officer)	May 31, 2013

/s/ Edward P. Boykin Edward P. Boykin	Chairman of the Board of Directors, Director	May 31, 2013

/s/ Darryll J. Pines Darryll J. Pines	Director	May 31, 2013

/s/ Anthony Principi Anthony Principi	Director	May 31, 2013

/s/ Charles S. Ream Charles S. Ream	Director	May 31, 2013

/s/ David A. Savner David A. Savner	Director	May 31, 2013

/s/ William G. Tobin William G. Tobin	Director	May 31, 2013

EXHIBIT INDEX

4.1	Certificate of Amendment of the Restated Certificate of Incorporation of Engility Holdings, Inc., dated July 16, 2012, as corrected by Certificate of Correction of the Certificate of Amendment of the Restated Certificate of Incorporation of Engility Holdings, Inc., dated July 19, 2012 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 20, 2012 (File No. 001-35487)).

4.2	Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan (incorporated herein by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 28, 2013 (File No. 001-35487)).

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)